Exhibit 4.16
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30	1. REQUISITION NUMBER 1000186747	PAGE 1 OF 9
2. CONTRACT NO. SPE2DP-25-D-0002	3. AWARD/EFFECTIVE DATE 2025 JAN 29	4. ORDER NUMBER	5. SOLICIATION NUMBER SPE2DP-24-R-0002	6. SOLICIATION ISSUE DATE 2024 NOV 07
7. FOR SOLICITATION INFORMATION CALL:	a. NAME	b. TELEPHONE NUMBER (No collect calls)	8. OFFER DUE DATE/ LOCAL TIME
9. ISSUED BY CODE DLA TROOP SUPPORT MEDICAL SUPPLY CHAIN PHARM FSA 700 ROBBINS AVENUE PHILADELPHIA PA 19111 USA	SPE2DP	10. THIS QCQUISITION IS SMALL BUSINESS HUBZONE SMALL BUSINESS SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS	UNRESTRICTED OR SET ASIDE: _____ % FOR: WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM EDWPSB NAICS: 325414 8 (A) SIZE STANDARD: 1250

Local Admin: [***] PCPQEA6 Tel: [***] Fax: [***] Email: [***]
11. DELIVERY FOR FOB DESTINA TION UNLESS BLOCK IS MARKED SEE SCHEDULE	12. DISCOUNT TERMS Net 30 days	13.a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	13b. RATING
14. METHOD OF SOLICITATION RFQ IFB RFB
15. DELIVER TO SEE SCHEDULE	16. ADMINISTERED BY CODE SEE BLOCK B Critically: PAS: None	SPE2DP

17a. CONTRACTOR/ CODE OFFEROR	43FMI	FACILITY CODE	18a. PAYMENT WILL BE MADE BY CODE	SL4701

VALNEVA USA, INC. 4550 MONTGOMERY AVE STE 460 BETHESDA MD 20814-3304 USA TELEPHONE NO. 3015564500	DEF FIN AND ACCOUNTING SVC BSM P O BOX 182317 COLUMBUS OH 43218-2317 USA
17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED. SEE ADDENDUM
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
See Schedule
25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only) $[***]
    27b. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA     ARE     ARE NOT ATTACHED.
    27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA     ARE     ARE NOT ATTACHED.

    28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN    1
COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND
DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED

    29. AWARD OF CONTRACT: REF. _SPE2DP-24-R-0002_____________________ OFFER
DATED      2024-Dec-16      . YOUR OFFER ON SOLICIATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH,
HEREIN IS ACCEPTED AS TO ITEMS: JEV

30a. SIGNATURE OF OFFEROR/CONTRACTOR [***]	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER) [***]
30b. NAME AND TITLE OF SIGNER (Type or Print) [***]	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (Type or Print) [***]	31c. DATE SIGNED 2025 JAN 29

AUTHORIZED FOR LOCAL REPRODUCTION    STANDARD FORM 1449 (REV. 2/2012)
PREVIOUS EDITION IS NOT USABLE    Prescribed by GSA – FAR (48 CFR) 53.212

19. ITEM NO.		20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

32a. QUANTITY IN COLUMN 21 HAS BEEN RECEIVED INSPECTED ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED:
32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE		32c. DATE	32D. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE			32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE
33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT COMPLETE PARTIAL FINAL		37. CHECK NUMBER
PARTIAL FINAL

38. S/R ACCOUNT NO.	39. S/R VOUCHER NUMBER	40. PAID BY
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT			42a. RECEIVED BY (Print)
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER		41c. DATE
42b. RECEIVED AT (Location)
			42c. DATE REC'D (YY/MM/DD)	42d. TOTAL CONTAINERS
    STANDARD FORM 1449 (REV. 2/2012) BACK

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SECTION B - SUPPLIES OR SERVICES AND PRICES OR COSTS
**********
The following documents are hereby incorporated by reference into this contract: Solicitation SPE2DP-24-R-0002 amendments 0001-0002, and offer submitted by Valneva USA, Inc. in response to Solicitation SPE2DP-24-R-0002, which is being accepted by the Government to form this contract.
IMPORTANT NOTE: DISREGARD BLOCK 26. TOTAL AWARD AMOUNT ON PAGE 1 OF THE AWARD DOCUMENT.
The Government is only bound to order the guaranteed minimum quantity. See below for the guaranteed minimum quantity, unit price, and guaranteed minimum dollar value.
**********
This is a Firm Fixed Price, Indefinite Delivery/Indefinite Quantity type contract for:
Item: Japanese Encephalitis Virus Vaccine, Purified, Inactivated, Single-Dose Prefilled Syringe (JEV)
NSN: 6505-01-607-7018
Medical Procurement Item Description: JEV shall be made in accordance with MPID Number 4 dated 30 January 2020

Quantities & Unit Price

	Minimum Quantity	Estimated Quantity	Maximum Quantity	Unit Price	Guaranteed Minimum Dollar Value	Maximum Contract Dollar Value
Base Year	200,060	[***]	300,300	$164.16	$32,841,849.60	$49,297,248
The Government is only bound to order the guaranteed minimum quantity of 200,060 each at $164.16 for a guaranteed minimum dollar value of $32,841,849.60.
2. The estimated quantity refers to the Government's good faith estimate of the requirements during a specified contract tier. The estimated quantity does not obligate the government to order a specific quantity, it is provided for informational purposes only.
3. The Contract Maximum Quantity is 300,300 each. The Government is not obligated to order the maximum Contract Quantity; however, the Government has the legal right to order up to this quantity prior to the final expiration of the resultant contract. The Government reserves the right to place orders up to the Maximum Contract Quantity, but not to exceed [***] each in any given [***] period. The contract maximum dollar value is $49,297,248.
4. The effective ordering period for this contract shall be from the date of award through one year thereafter. The Government may issue delivery orders during the effective ordering period up to the contract maximum quantity in accordance with Clause 52.216-19 Order Limitations. Delivery orders will be placed via DD Form 1155.
5. Delivery shall be FOB Destination and delivered within 120 days from the effective date of the delivery order (DD Form 1155).
6. Delivery Destination (which shall be indicated on each delivery order):
DODAAC: SV3100
DLA Distribution Susquehanna
U Avenue, Bldg. 89, Door 6
New Cumberland, PA 17070 Attn: [***]
7. Inspection / Acceptance: Destination
8. Place of Performance:

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SECTION B - SUPPLIES OR SERVICES AND PRICES OR COSTS (CONTINUED)

Valneva SE
Oakbank Park Road
Livingston EH53 0TG
Scotland

9. In accordance with 52.211-16 the Variation in Quantity is 2% increase / 0% decrease. This increase/decrease shall apply to all CLINs on the delivery order (DD Form 1155).

SECTION F - DELIVERIES OR PERFORMANCE

52.247-34 F.O.B. DESTINATION (JAN 1991) FAR

SECTION I - CONTRACT CLAUSES

52.204-19 INCORPORATION BY REFERENCE OF REPRESENTATIONS AND CERTIFICATIONS (DEC 2014) FAR

252.204-7009 LIMITATIONS ON THE USE OR DISCLOSURE OF THIRD-PARTY CONTRACTOR REPORTED CYBER INCIDENT INFORMATION (JAN 2023) DFARS

252.225-7001 BUY AMERICAN AND BALANCE OF PAYMENTS PROGRAM - BASIC (FEB 2024) DFARS

252.225-7002 QUALIFYING COUNTRY SOURCES AS SUBCONTRACTORS (MAR 2022) DFARS

252.225-7012 PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES (APR 2022) DFARS
(a) Definitions. As used in this clause --
“Component” means any item supplied to the Government as part of an end product or of another component.
“End product” means supplies delivered under a line item of this contract.
"Qualifying country" means a country with a reciprocal defense procurement memorandum of understanding or international agreement with the United States in which both countries agree to remove barriers to purchases of supplies produced in the other country or services performed by sources of the other country, and the memorandum or agreement complies, where applicable, with the requirements of section 36 of the Arms Export Control Act (22 U.S.C. 2776) and with 10 U.S.C. 2457. Accordingly, the following are qualifying countries:
Australia
Austria
Belgium
Canada
Czech Republic
Denmark
Egypt
Estonia
Finland
France
Germany
Greece
Israel
Italy
Japan
Latvia
Lithuania
Luxembourg

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SECTION I - CONTRACT CLAUSES (CONTINUED)
Netherlands
Norway
Poland
Portugal
Slovenia
Spain
Sweden
Switzerland
Turkey
United Kingdom of Great Britain and Northern Ireland.
“Structural component of a tent” --
(1) Means a component that contributes to the form and stability of the tent (e.g., poles, frames, flooring, guy ropes, pegs); and
(2) Does not include equipment such as heating, cooling, or lighting.
“United States” means the 50 States, the District of Columbia, and outlying areas.
“U.S.-flag vessel” means a vessel of the United States or belonging to the United States, including any vessel registered or having national status under the laws of the United States.
(b) The Contractor shall deliver under this contract only such of the following items, either as end products or components, that have been grown, reprocessed, reused, or produced in the United States:
(1) Food.
(2) Clothing and the materials and components thereof, other than sensors, electronics, or other items added to, and not normally associated with, clothing and the materials components thereof. Clothing includes items such as outerwear, headwear, underwear, nightwear. footwear, hosiery, handwear, belts, badges, and insignia.
(3)(i) Tents and structural components of tents;
(ii) Tarpaulins; or
(iii) Covers.
(4) Cotton and other natural fiber products.
(5) Woven silk or woven silk blends.
(6) Spun silk yarn for cartridge cloth.
(7) Synthetic fabric, and coated synthetic fabric, including all textile fibers and yarns that are for use in such fabrics.
(8) Canvas products.
(9) Wool (whether in the form of fiber or yarn or contained in fabrics, materials, or manufactured articles).
(10) Any item of individual equipment (Federal Supply Class 8465) manufactured from or containing fibers, yarns, fabrics, or materials listed in this paragraph (b).
(c) This clause does not apply --
(1) To items listed in section 25.104(a) of the Federal Acquisition Regulation, or other items for which the Government has determined that a satisfactory quality and sufficient quantity cannot be acquired as and when needed at U.S. market prices;
(2) To incidental amounts of cotton, other natural fibers, or wool incorporated in an end product, for which the estimated value of the cotton, other natural fibers, or wool --
(i) Is not more than 10 percent of the total price of the end product; and
(ii) Does not exceed the threshold at Defense Federal Acquisition Regulation Supplement 225.7002-2(a);
(3) To waste and byproducts of cotton or wool fiber for use in the production of propellants and explosives;
(4) To foods, other than fish, shellfish, or seafood, that have been manufactured or processed in the United States, regardless of where the foods (and any component if applicable) were grown or produced. Fish, shellfish, or seafood manufactured or processed in the United States and fish, shellfish, or seafood contained in foods manufactured or processed in the United States shall be provided in accordance with paragraph (d) of this clause;
(5) To chemical warfare protective clothing produced in a qualifying country; or
(6) To fibers and yarns that are for use in synthetic fabric or coated synthetic fabric (but does apply to the synthetic or coated synthetic fabric itself), if --
(i) The fabric is to be used as a component of an end product that is not a textile product. Examples of textile products, made in whole or

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SECTION I - CONTRACT CLAUSES (CONTINUED)
in part of fabric, include ¾
(A) Draperies, floor coverings, furnishings, and bedding (Federal Supply Group 72, Household and Commercial Furnishings and Appliances);
(B) Items made in whole or in part of fabric in Federal Supply Group 83, Textile/leather/furs/apparel/findings/tents/flags, or Federal Supply Group 84, Clothing, Individual Equipment and Insignia;
(C) Upholstered seats (whether for household, office, or other use); and
(D) Parachutes (Federal Supply Class 1670); or
(ii) The fibers and yarns are para-aramid fibers and continuous filament para-aramid yarns manufactured in a qualifying country.
(d)(1) Fish, shellfish, and seafood delivered under this contract, or contained in foods delivered under this contract --
(i) Shall be taken from the sea by U.S.-flag vessels; or
(ii) If not taken from the sea, shall be obtained from fishing within the United States; and
(2) Any processing or manufacturing of the fish, shellfish, or seafood shall be performed on a U.S.-flag vessel or in the United States.
(End of clause)

52.226-8 ENCOURAGING CONTRACTOR POLICIES TO BAN TEXT MESSAGING WHILE DRIVING (MAY 2024) FAR

52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (MAR 2023) FAR

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JAN 2023) DFARS

As prescribed in 232.7004 (b), use the following clause:
(a) Definitions. As used in this clause -
Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.
Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).
Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.
Payment request and receiving report are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
(b) Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation System (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
(c) WAWF access. To access WAWF, the Contractor shall -
(1) Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov and
(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this Web site.
(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/
(e) WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.
(f) WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:
(1) Document type. The Contractor shall submit payment requests using the following document type(s):
(i) For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.
(ii) For fixed price line items -
(A) That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.
(Contracting Officer: Insert applicable invoice and receiving report document type(s) for fixed price line items that require shipment of a deliverable.)
Invoice and Receiving Report Combo
(B) For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.
n/a
(Contracting Officer: Insert either “Invoice 2in1” or the applicable invoice and receiving report document type(s) for fixed price line items for services.)
(iii) For customary progress payments based on costs incurred, submit a progress payment request.
(iv) For performance based payments, submit a performance based payment request.
(v) For commercial financing, submit a commercial financing request.
(2) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.
[Note: The Contractor may use a WAWF “combo” document type to create some combinations of invoice and receiving report in one step.]
(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.
Routing Data Table *

FIELD NAME in WAWF	Data to be entered in WAWF	Guidance
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SECTION I - CONTRACT CLAUSES (CONTINUED)

Field Name in WAWF	Data to be entered in WAWF	Guidance
Pay Official DoDAAC	SL4701	(If blank, see resulting award)
Issue By DoDAAC	SPE2DP	(If blank, see resulting award)
Admin DoDAAC	SPE2DP	(If blank, see resulting award)
Inspect By DoDAAC		(If blank, see resulting award)
Ship To Code	SEE DELIVERY ORDER (DD1155)	(If blank, see resulting award)
Ship From Code		(If blank, see resulting award)
Mark For Code		(If blank, see resulting award)
Service Approver (DoDAAC)		(If blank, see resulting award)
Service Acceptor (DoDAAC)		(If blank, see resulting award)
Accept at Other DoDAAC		(If blank, see resulting award)
LPO DoDAAC		(If blank, see resulting award)
DCAA Auditor DoDAAC		(If blank, see resulting award)
Other DoDAAC(s)		(If blank, see resulting award)

(* Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert “See Schedule” or “Not applicable.”)
(** Contracting Officer: If the contract provides for progress payments or performance-based payments, insert the DoDAAC for the contract administration office assigned the functions under FAR 42.302(a)(13).)
(4) Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.
(5) Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.
(g) WAWF point of contact. (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.
DSCPWAWFTEAM@DLA.MIL
(Contracting Officer: Insert applicable information or “Not applicable.”)
(2) Contact the WAWF helpdesk at 866-618-5988, if assistance is needed.
(End of Clause)
252.232-7010 LEVIES ON CONTRACT PAYMENTS (DEC 2006) DFARS
52.233-3 PROTEST AFTER AWARD (AUG 1996) FAR
252.244-7000 SUBCONTRACTS FOR COMMERCIAL PRODUCTS OR COMMERCIAL SERVICES (NOV 2023) DFARS
252.247-7023 TRANSPORATION OF SUPPLIES BY SEA --- BASIC (OCT 2024) DFARS
Basic. As prescribed in 247.574(b) and (b)(1), use the following clause:
(a) Definitions. As used in this clause --
“Foreign-flag vessel” means any vessel that is not a U.S.-flag vessel.
“Ocean transportation” means any water-borne transportation aboard a ship, vessel, boat, barge, ferry, or the like outside the internal waters of the United States as defined in 33 CFR 2.24.
“Subcontractor” means a supplier, materialman, distributor, or vendor at any level below the prime contractor whose contractual obligation to perform results from, or is conditioned upon, award of the prime contract and who is performing any part of the work or other requirement of the prime contract.
"Supplies” means supplies that are clearly identifiable for eventual use by or owned by DoD at the time of transportation by sea, or are otherwise transported by DoD, regardless of ownership or use by DoD. An item is clearly identifiable for eventual use by DoD if, for example, the contract documentation
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SECTION I - CONTRACT CLAUSES (CONTINUED)
contains a reference to a DoD contract number or a military destination.
“U.S.-flag vessel” means either a vessel belonging to the United States or a vessel of the United States as that term is defined in 46 U.S.C. 116.;
(b)(1) The Contractor shall use U.S.-flag vessels when transporting any supplies by sea under this contract.
(2) A subcontractor transporting supplies by sea under this contract shall use U.S.-flag vessels if --
(i) This contract is a construction contract; or
(ii) The supplies being transported are --
(A) Other than commercial products; or
(B) Commercial products that --
(1) The Contractor is reselling or distributing to the Government without adding value (generally, the Contractor does not add value to items that it subcontracts for f.o.b. destination shipment);
(2) Are shipped in direct support of U.S. military contingency operations, exercises, or forces deployed in humanitarian or peacekeeping operations; or
(3) Are commissary or exchange cargoes transported outside of the Defense Transportation System in accordance with 10 U.S.C. 2643.
(c) The Contractor and its subcontractors may request, via the Contracting Officer, a waiver of the requirement to use a U.S.-flag vessel, or identification of any available U.S.-flag vessels, if the Contractor or a subcontractor sufficiently explains that --
(1) U.S.-flag vessels are not available at a fair and reasonable rate for commercial vessels of the United States; or
(2) U.S.-flag vessels are otherwise not available.
(d) The Contractor must submit any request for use of foreign-flag vessels in writing to the Contracting Officer at least 45 days prior to the sailing date necessary to meet its delivery schedules. The Contracting Officer will process requests submitted after such date(s) as expeditiously as possible, however, if a DoD waiver is not approved prior to shipper's sailing date, this will not of itself constitute a compensable delay under this or any other clause of this contract. Requests shall contain at a minimum --
(1) Type, weight, and cube of cargo;
(2) Required shipping date;
(3) Special handling and discharge requirements;
(4) Loading and discharge points;
(5) Name of shipper and consignee;
(6) Prime contract number; and
(7) A documented description of current, diligent efforts made to secure U.S.-flag vessels, including points of contact (with names and telephone numbers) with at least two U.S.-flag carriers contacted. Copies of quotes will suffice for this purpose. Copies of telephone notes, emails, and other relevant communications will otherwise be considered for this purpose.
(e) The Contractor shall, within 30 days after each shipment covered by this clause, provide the Contracting Officer and the Maritime Administration, Office of Cargo Preference, U.S. Department of Transportation, 400 Seventh Street SW, Washington, DC 20590, one copy of the rated on board vessel operating carrier's ocean bill of lading, which shall contain the following information:
(1) Prime contract number;
(2) Name of vessel;
(3) Vessel flag of registry;
(4) Date of loading;
(5) Port of loading;
(6) Port of final discharge;
(7) Description of commodity;
(8) Gross weight in pounds and cubic feet if available;
(9) Total ocean freight in U.S. dollars; and
(10) Name of the carrier.
(f) If this contract exceeds the simplified acquisition threshold, the Contractor shall provide with its final invoice under this contract a representation that to the best of its knowledge and belief --
(1) No ocean transportation was used in the performance of this contract;
(2) Ocean transportation was used and only U.S.-flag vessels were used for all ocean shipments under the contract;
(3) Ocean transportation was used, and the Contractor had received a prior-approved waiver for U.S.-flag vessels for all foreign-flag ocean transportation; or
(4) Ocean transportation was used and some or all of the shipments were made on foreign-flag vessels without the written consent of DoD. The Contractor shall describe these shipments in the following format:

*	ITEM DESCRIPTION	CONTRACT LINE ITEMS	QUANTITY

TOTAL

(g) If this contract exceeds the simplified acquisition threshold and the final invoice does not include the required representation, the Government will reject and return it to the Contractor as an improper invoice for the purposes of the Prompt Payment clause of this contract. In the event there has been unauthorized use of foreign-flag vessels in the performance of this contract, the Contracting Officer is entitled to equitably adjust the contract, based on the unauthorized use.
(h) If the Contractor indicated in response to the solicitation provision, Representation of Extent of Transportation by Sea, that it did not anticipate transporting by sea any supplies; however, after the award of this contract, the Contractor learns that supplies will be transported by sea, the Contractor --
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SECTION I - CONTRACT CLAUSES (CONTINUED)

(1) Shall notify the Contracting Officer of that fact; and
(2) Hereby agrees to comply with all the terms and conditions of this clause.
(i) Subcontracts. In the award of subcontracts, for the types of supplies described in paragraph (b)(2) of this clause, including subcontracts for commercial products, the Contractor shall flow down the requirements of this clause as follows:
(1) The Contractor shall insert the substance of this clause, including this paragraph (i), in subcontracts that exceed the simplified acquisition threshold in part 2 of the Federal Acquisition Regulation.
(2) The Contractor shall insert the substance of paragraphs (a) through (e) of this clause, and this paragraph (i), in subcontracts that are at or below the simplified acquisition threshold in part 2 of the Federal Acquisition Regulation.

(End of clause)

52.253-1 COMPUTER GENERATED FORMS (JAN 1991) FAR

252.204-7018 PROHIBITION ON THE ACQUISITION OF COVERED DEFENSE TELECOMMUNICATIONS EQUIPMENT OR SERVICES (JAN 2023) DFARS

252.204-7024 NOTICE ON THE USE OF THE SUPPLIER PERFORMANCE RISK SYSTEM (MAR 2023) DFARS

52.204-27 PROHIBITION ON A BYTEDANCE COVERED APPLICATION (JUN 2023) FAR

52.204-30 FEDERAL ACQUISITION SUPPLY CHAIN SECURITY ACT ORDERS -- PROHIBITION (DEC 2023) FAR

SECTION J - LIST OF ATTACHMENTS

List of Attachments

Description	File Name
ATTACH_Contractor_Sign ature	SPE2DP25D0002_Valneva Signed_2025-01-29.pdf